CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of PCS Edventures!.com , Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, Anthony A. Maher, President and CEO, and Shannon M. Wilson, CFO of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 13, 2007	By:	/s/Anthony A. Maher
Anthony A. Maher
President and CEO

Date	August 13, 2007	By:	/s/Shannon M. Wilson
Shannon M. Wilson
VP and CFO